UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

North American Oil & Gas Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54864
(Commission File Number)

98-087028
 (IRS Employer Identification No.)

56 E. Main Street, Suite 202
Ventura, California 93001
 (Address of principal executive offices)(Zip Code)

(805) 643-0385
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)  On January 22, 2012, North American Oil & Gas Corp., a Nevada corporation (the “Company”), notified John Kinross-Kennedy, Certified Public Accountant (“Kinross-Kennedy”), that the Company had dismissed Kinross-Kennedy as the independent registered public accounting firm of the Company.  The Board of Directors of the Company recommended and approved the dismissal.

The reports of Kinross-Kennedy regarding the Company’s financial statements as of November 30, 2011 and 2010 and the statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from April 7, 2010 (inception) through November 30, 2011, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.  The reports of Kinross-Kennedy, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

From the period as of, and from, April 7, 2010 (inception) through November 30, 2011, and during the subsequent interim period through the date of dismissal, the Company had no disagreement with Kinross-Kennedy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kinross-Kennedy, would have caused them to make reference thereto in their report on the Company’s financial statements for such period from April 7, 2010 (inception) through November 30, 2011.  There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Kinross-Kennedy a copy of the above disclosures and requested Kinross-Kennedy to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  Kinross-Kennedy’s response is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On January 23, 2013, the Board of Directors of the Company resolved to engage the independent registered public accounting firm of Eide Bailly LLP (“Eide Bailly”), the Company’s new independent registered public accountants, which appointment Eide Bailly has accepted with the dismissal of Kinross-Kennedy.

During the two most recent fiscal years and the interim period preceding the engagement of Eide Bailly, the Company has not consulted with Eide Bailly regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Eide Bailly or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K.  The Company did not have any disagreements with Kinross-Kennedy and therefore did not discuss any past disagreements with Eide Bailly.

Item 8.01 Other Events

On December 12, 2012, the Board of Directors of the Company approved and adopted the terms and provisions of a 2012 Stock Option Plan for the Company.  An aggregate of 2,000,000 shares of the Company’s common stock are initially reserved for issuance upon exercise of nonqualified and/or incentive stock options which may be granted under the 2012 Stock Option Plan.  No options have yet been issued under the 2012 Stock Option Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

4.1	2012 Stock Option Plan

16.1	Letter dated January 23, 2013 from Kinross-Kennedy, CPAs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North American Oil & Gas Corp.
(Registrant)

Date: January 28, 2013	By:	/s/ Robert Rosenthal
Name: Robert Rosenthal
Title: President and Chief Executive Officer

Exhibit Index

Exhibit	Description

4.1	2012 Stock Option Plan

16.1	Letter dated January 23, 2013 from Kinross-Kennedy, CPAs